Exhibit (e)

Rule 466 Certification

The depositary, Citibank, N.A., represents and certifies the following:

(i) That it previously had filed a registration statement on Form F-6 (Registration No. 333-193494), which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Form F-6 Registration Statement; and

(ii) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

CITIBANK, N.A., as Depositary

By:	/s/ Keith Galfo
Name: Keith Galfo
Title: Vice President

Ex (e)-1